                                                                    EXHIBIT 12.2

         CALCULATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                                       THREE MONTHS
                                                          ENDED          YEAR ENDED DECEMBER   JANUARY 10, 1994
                                                        MARCH 31,                31,              (INCEPTION)
                                                   --------------------  --------------------       THROUGH
                                                     1997       1996       1996       1995     DECEMBER 31, 1994
                                                   ---------  ---------  ---------  ---------  -----------------
Historical:
  Income before gain on disposition of property,
   extraordinary item and minority interests.....  $   4,853  $   2,810  $  15,740  $  14,988      $   7,702
  Fixed charges:
    Interest expense.............................      9,452      5,395     24,802     13,322          1,576
    Capitalized interest.........................        231        136        821        113             29
    Preferred stock dividends....................          0          0          0      5,169          3,114
                                                   ---------  ---------  ---------  ---------        -------
      Total fixed charges (A)....................      9,683      5,531     25,623     18,604          4,719
                                                   ---------  ---------  ---------  ---------        -------
  Earnings before fixed charges (1)(B)...........  $  14,305  $   8,205  $  40,542  $  28,310      $   9,278
                                                   ---------  ---------  ---------  ---------        -------
                                                   ---------  ---------  ---------  ---------        -------
Ratio of earnings to combined fixed charges and
 preferred stock dividends (B divided by A)......    1.5:1.0    1.5:1.0    1.6:1.0    1.5:1.0        2.0:1.0
                                                   ---------  ---------  ---------  ---------        -------
                                                   ---------  ---------  ---------  ---------        -------


AIMCO PREDECESSORS

                                                                       JANUARY 1, 1994   YEAR ENDED DECEMBER 31,
                                                                           THROUGH      -------------------------
                                                                        JULY 28, 1994      1993          1992
                                                                       ---------------  -----------  ------------
Historical:
  Income (loss) before extraordinary item and income taxes...........     $  (1,463)     $     627    $       54
  Fixed charges:
    Interest expense.................................................         4,214          3,510         2,741
    Capitalized interest.............................................             0              0             0
    Preferred stock dividends (2)....................................             0              0             0
                                                                       ---------------  -----------  ------------
      Total fixed charges (A)........................................         4,214          3,510         2,741
                                                                       ---------------  -----------  ------------
                                                                       ---------------  -----------  ------------
  Earnings before fixed charges (1)(B)...............................     $   2,751      $   4,137    $    2,795
                                                                       ---------------  -----------  ------------
                                                                       ---------------  -----------  ------------
Ratio of earnings to combined fixed charges and preferred stock
 dividends (B divided by A)..........................................            (3)       1.2:1.0       1.0:1.0
                                                                       ---------------  -----------  ------------
                                                                       ---------------  -----------  ------------

------------------------
(1) Earnings before fixed charges excludes capitalized interest and preferred stock dividends.

(2) The AIMCO Predecessors did not have any shares of Preferred Stock outstanding during the period from January 1, 1992 through July 28, 1994.

(3) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.